JANO HOLDINGS LIMITED

August 14th, 2006

Advance Nanotech, Inc.
600 Lexington Ave., 29th Floor
New York, NY 10022
Attn: CEO

Re: Amended and Restated Credit Facility

Gentlemen:

On May 3rd 2004, JANO HOLDINGS LIMITED (“JANO HOLDINGS LIMITED”) made available to Advance Nanotech, Inc. (the “Company”) a senior secured facility (the “Credit Facility”), pursuant to which JANO HOLDINGS LIMITED made available to the Company one or more loans in the aggregate principal amount of up to Twenty Million Dollars ($20,000,000) dollars. The Company has repaid the principal and interest outstanding on the Credit Facility.

In exchange for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, JANO HOLDINGS LIMITED and the Company desire to amend and restate the Credit Facility.

JANO HOLDINGS LIMITED is pleased to make available the Company an amended and restated senior, secured credit facility (the “Amended and Restated Credit Facility”), pursuant to which JANO HOLDINGS LIMITED shall provide the Company one or more loans (each, a “Tranche”) in the aggregate principal amount of up to Twenty Million Dollars ($20,000,000) dollars (the “Maximum Funded Amount”), subject to the terms and conditions as hereinafter provided in this letter agreement (this “Letter Agreement”).

The First Tranche (the “Initial Tranche”) will be provided and funded to the Company (a) upon receipt by JANO HOLDINGS LIMITED of the following documents from the Company, properly completed and executed: (i) an Amended and Restated Senior Secured Grid Note (the “Note”), executed by an authorized officer of the Company evidencing the principal amount of funds available under the Amended and Restated Credit Facility and the draw down of the Initial Tranche (in the form attached hereto as Exhibit A), (ii) a security agreement (the “Security Agreement”) and other collateral documents pursuant to which certain assets and subsequently acquired assets of the Company shall be pledged to secure the repayment of the indebtedness evidenced by the Note (the “Security Documents”), executed by an authorized officer of the Company (in the form attached hereto as Exhibit B), (iii) the warrant (as defined herein, the “Warrants”), executed by an authorized officer of the Company, (iv) such other documents, each in form and substance satisfactory to JANO HOLDINGS LIMITED, as JANO HOLDINGS LIMITED shall reasonably request; and (b) upon mutual written agreement between the Company and JANO HOLDINGS LIMITED upon the Budget, as such term is defined in the Note, and compliance with the same.

Subject to the conditions specified herein, additional Tranches shall be made available on as needed basis (each a “Funding Date”) in accordance with and compliance with the Budget. Each Tranche will be funded within two (2) business days following receipt by JANO HOLDINGS LIMITED on a Funding Date of a request for the funding of an Additional Tranche (each, a “Request”) from the Company.

The Company covenants to use the proceeds of each Tranche solely for the purposes as agreed with JANO HOLDINGS LIMITED. In connection with the foregoing covenant, JANO HOLDINGS LIMITED shall have the right (the “Audit and Demand Right”), subject to customary confidentiality provisions, at any time during the term of the Note and for such extended period of time as indebtedness remains outstanding under any Note to (a) audit and inspect the books and records of the Company for the purpose of determining the use of proceeds from any Tranche at reasonable times and with reasonable prior notice in accordance with the terms and conditions of the Note or (b) demand reasonable evidence from the Company that the Company is in compliance with the foregoing covenant, which evidence the Company shall provide to JANO HOLDINGS LIMITED promptly upon written request.

Notwithstanding anything to the contrary provided herein or elsewhere, JANO HOLDINGS LIMITED shall have no obligation to fund a Tranche if at the time a Request is received by JANO HOLDINGS LIMITED and prior to when the funds requested in the Tranche are sent, one or more of the following events shall have occurred and shall not be expressly waived in writing by JANO HOLDINGS LIMITED:

(i)  There shall be any material change in the business, properties, assets, results of operations, prospects or financial condition of the Company and its subsidiaries, on a consolidated basis, since June 30, 2006;

(ii)  The Company or any subsidiary shall be in breach of or default under the Note, the Security Documents, the Warrants, or any contract, license or other agreement or instrument material to the Company and its subsidiaries taken as a whole; or

(iii)  There shall have occurred (a) any domestic or international event, act or occurrence which has materially disrupted, or is likely in the immediate future to materially disrupt, the securities markets; (b) a general suspension of, or a general limitation on prices for, trading in securities on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market; (c) any outbreak of major hostilities or other national or international calamity; (d) any banking moratorium declared by a state or federal authority; (e) any moratorium declared in foreign exchange trading by major international banks or other persons; (f) any material interruption in the mail service or other means of communication within the United States; (g) any change in the market for securities in general or in political, financial, or economic conditions; or (h) either the Company or any of its officers, directors and/or controlling shareholders shall have become the subject of or a named party in any investigation or action involving any regulatory or self-regulatory organization including, but not limited to, the SEC, the NASD or any state and/or federal agency.

As an inducement to JANO HOLDINGS LIMITED to provide the Amended and Restated Credit Facility to the Company, the Company shall issue to JANO HOLDINGS LIMITED (on the date of the funding of the Initial Tranche) five (5) year warrants in the form attached hereto as Exhibit C (the “Warrants”) to purchase 6,666,666 shares of the Company’s common stock (the “Common Stock”), at $1.25 (subject to adjustment for anti-dilution and other customary adjustments); provided that, the warrants heretofore issued to JANO HOLDINGS LIMITED in connection with the Credit Facility which remain outstanding and unexercised shall be cancelled as of the date upon which the Company issues such new Warrants to JANO HOLDINGS LIMITED and JANO HOLDINGS LIMITED receives the Warrant certificate(s) evidencing the same in proper form and duly executed.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this instrument or the consummation of the transactions contemplated hereby, shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same fall force and effect as if personally served upon them in New York City. The parties hereto waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements in an amount judicially determined.

Any notice, consent, request, or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested addressed to the Company, at its principal office as first provided above, Attention: CEO, And to JANO HOLDINGS LIMITED at its address provided above (or to such other address as either the Company and/or JANO HOLDINGS LIMITED shall provide in writing to the other party). Notices shall be deemed to have been given on the date of receipt by the other party.

Very truly yours,

JANO HOLDINGS LIMITED

By:
Name: Title:

Accepted and agreed as of the

date first appearing above

ADVANCE NANOTECH, INC.

By:

Name Title

EXHIBIT A
FORM OF NOTE

EXHIBIT B
FORM OF SECURITY AGREEMENT

EXHIBIT C

Form of Warrant